As filed with the Securities and Exchange Commission on March 13, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	86-1062192
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Ashford Hospitality Trust, Inc.
2011 Stock Incentive Plan
(Full title of the plan)

David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Muriel C. McFarling
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	5,750,000 shares	$9.82	$56,465,000	$6,561.24

(1)               Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from common stock splits, common stock dividends or similar transactions.

(2)               Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported on the New York Stock Exchange on March 12, 2015.

EXPLANATORY NOTE

Ashford Hospitality Trust, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register 5,750,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in connection with the offer and sale of such shares of Common Stock pursuant to the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan, amended as approved by the stockholders of the Company at the 2014 annual meeting of stockholders (the “Plan”).  These shares of Common Stock may be issued by the Company to the participants in the Plan.  The Company had previously registered 5,750,000 shares of the Common Stock for offer and sale under the Plan, which shares are in addition to the shares to which this Registration Statement relates.

This Registration Statement is also filed to register the offer and sale of these shares acquired pursuant to the Plan by affiliates of the Company.  In this regard, this Registration Statement also contains a Reoffer Prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, which may be utilized for reoffering and resales on a continuous or delayed basis in the future for shares acquired and owned by affiliates of the Company, including executive officers of the Company pursuant to the Plan and credited to such persons’ accounts under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

REOFFER PROSPECTUS

Up to 5,750,000 Shares

Common Stock, $0.01 Par Value

This Prospectus relates to the reoffer and resale from time to time by certain selling stockholders of Ashford Hospitality Trust, Inc. (referred to as “we” and “our” in this Prospectus) of up to 5,750,000 shares of our common stock that has been, or may be, acquired by the selling stockholders pursuant to their participation in the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan, which is referred to as the Plan in this Prospectus.  Any resales will be made for the account of the selling stockholders on a continuous or delayed basis to the public without restriction.  Each selling stockholder that sells shares of our common stock pursuant to this Prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.  Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling stockholders have acquired or will acquire the shares of common stock pursuant to the Plan and may resell all, a portion, or none of the shares of common stock held in their Plan account or distributed to them out of their Plan accounts from time to time.

This Prospectus will be supplemented, as necessary, to update the names of the selling stockholders and the number of shares of our common stock to be reoffered by each of the selling stockholders, when we become aware of any changes to such information.

This Prospectus may only be used if a supplement is attached which sets forth the names of the selling stockholders and the number of shares of our common stock to be reoffered by each of the selling stockholders and any special terms on which they propose to sell such shares of our common stock.

The selling stockholders may reoffer for sale and resell all or a portion of the shares being offered pursuant to this Prospectus in transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions, through the writing of options on the shares or through a combination of these methods.  The selling stockholders may offer the shares at prices related to prevailing market prices, at negotiated prices or at such other prices as such selling stockholders may otherwise determine.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses incurred in connection with the registration of the shares being offered by the selling stockholders. The selling stockholders shall be responsible for all broker discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholders, transfer taxes and related charges in connection with the offer and sale of these shares.

Our common stock is listed on the NYSE under the symbol “AHT.”  On March 12, 2015, the last sale price of our common stock, as reported on the NYSE, was $9.95.  Our principal executive offices are located at 14185 Dallas Parkway, suite 1100, Dallas, Texas 75254 (telephone number (972) 490-9600).

Investing in shares of our common stock involves risks. You should carefully review the discussion under the heading “RISK FACTORS” on page 2 regarding information included and incorporated by reference in this Prospectus.  You should carefully read this Prospectus together with the documents we incorporate by reference before you invest in our common stock.

This Prospectus is not an offer to sell any securities other than the shares of common stock offered hereby.  This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 13, 2015.

ASHFORD HOSPITALITY TRUST, INC.

We are a Maryland corporation that was formed in May 2003 and, together with our subsidiaries, are focused on investing in the hospitality industry in all methods including direct real estate, securities, equity and debt. We are externally advised by Ashford Inc. (NYSE MKT: AINC) and we own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership, our operating partnership.

Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahtreit.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this Prospectus.

RISK FACTORS

An investment in our common stock involves certain risks.  Before deciding to invest in our common stock, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K (our “Latest Form 10 K”) filed with the Securities and Exchange Commission, or SEC, under the heading “Risk Factors” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this Prospectus. Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations, cash flows or liquidity. In any case, the price of the shares of our common stock could decline and you could lose all or part of your investment.

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•                                          our ability to complete, on the terms we anticipate, or at all, business combinations described in Securities Act filings that are incorporated by reference into this Prospectus;

•                                          the expected benefits of proposed business combinations to our company and our stockholders;

•                                          our business and investment strategy;

•                                          anticipated or expected purchases or sales of assets;

•                                          our projected operating results, including cash available for distribution, and distribution rates;

•                                          completion of any pending transactions;

•                                          our ability to obtain future financing arrangements;

•                                          our understanding of our competition;

•                                          market trends;

•                                          projected capital expenditures; and

•                                          the impact of technology on our operations and business.

2

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently known to us.  These beliefs, assumptions and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in our forward-looking statements.  You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•                                          the factors discussed in this prospectus, and in the information incorporated by reference into it, including those set forth in our Latest Form 10-K and subsequent Quarterly Reports on Form 10-Q under the section titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Properties;”

•                                          general and economic business conditions affecting the lodging and travel industry;

•                                          general volatility of the capital markets and the market price of our securities;

•                                          changes in our business or investment strategy;

•                                          availability, terms and deployment of capital;

•                                          availability of qualified personnel to our advisor;

•                                          changes in our industry and the market in which we operate, interest rates or the general or local economic conditions;

•                                          the degree and nature of our competition;

•                                          actual and potential conflicts of interest with our advisor, Remington Lodging & Hospitality, LLC, our executive officers and our non-independent directors;

•                                          changes in governmental regulations, accounting rules, tax rates and similar matters;

•                                          legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended (the “Code”), and related rules, regulations and interpretations governing the taxation of REITs; and

•                                          limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes.

When we use words or phrases such as “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.  Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, as applicable, and except as otherwise required by federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This Prospectus is to be used in connection with any reoffer and resales of our common stock acquired under the Plan by persons who may be considered our “affiliates” within the meaning of the Securities Act.

At the date of this Prospectus, we do not know the names of persons who intend to resell shares of our common stock distributed under the Plan.  The selling stockholders will be our affiliates, including our officers, employees of our advisor, consultants and directors, who may acquire shares of our common stock under the Plan.

3

Each of these persons may be considered our “affiliate” within the meaning of the Securities Act. We will supplement this Prospectus to identify the selling stockholders and the number of shares of our common stock to be reoffered and resold by them as that information becomes known to the extent such selling stockholder will rely on this registration statement of which this prospectus is a part to reoffer and resell shares of our common stock they acquire pursuant to this Plan.

PLAN OF DISTRIBUTION

The shares may be offered by the selling stockholders from time to time in transactions over the NYSE, in negotiated transactions, through the writing of options on the shares or a combination of these methods of sale, at prices related to prevailing market prices, at negotiated prices or at other prices set by the selling stockholders. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary discounts, concessions or commissions.

There is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock to which this Prospectus relates.

We will pay all expenses incurred in connection with the registration of the shares of our common stock offered under this Prospectus. The selling stockholders are responsible for all broker discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholders, transfer taxes and related charges in connection with the offer and sale of shares by them.

LEGAL MATTERS

The validity of the issuance of our common stock described in this Prospectus was passed upon for us by Hogan Lovells US LLP, our Maryland counsel.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.ahtreit.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement on Form S-8 that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

4

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS OR OTHER OFFERING MATERIALS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information furnished rather than filed), until the offering of securities covered by this prospectus is complete:

•                                    our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015;

•                                    our Current Reports on Form 8-K filed with the SEC on January 29, 2015 (with respect to Items 8.01 and 9.01), February 4, 2015, February 23, 2015 and March 12, 2015; and

•                                    the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 19, 2003, File Number 001-31775) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of common stock, par value $.01 per share, contained in the registration statement on Form S-11 (File Number 333-105277) originally filed on May 15, 2003, and any amendment or report filed with the Commission for purposes of updating such description.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

5

REOFFER PROSPECTUS

up to 5,750,000 shares of
Common Stock

March 13, 2015

You should rely only on the information contained in or incorporated by reference in this Prospectus when deciding whether to invest in the shares of our common stock offered hereby.  We have not authorized, and no selling stockholder has authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our Company, or the shares of common stock offered hereby that is different from the information included or incorporated by reference in this Prospectus.  If anyone provides you with different information, you should not rely on it.  The selling stockholders are not permitted to make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus as updated by incorporation by reference of certain of our public filings.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant (Commission File No. 001-35854) with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this registration statement by reference:

•                  The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•                  The registrant’s Current Reports on Form 8-K filed on January 29, 2015 (with respect to Items 8.01 and 9.01), February 4, 2015, February 23, 2015 and March 12, 2015; (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•                  The description of the  common stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 19, 2003, File Number 001-31775) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of common stock, par value $.01 per share, contained in the registration statement on Form S-11 (File Number 333-105277) originally filed on May 15, 2003, and any amendment or report filed with the Commission for purposes of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our charter and the partnership agreement of our operating partnership provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time, or the MGCL.

The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•                  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•                  was committed in bad faith; or

•                  was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity. Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in preceding sentence and to any employee or agent of our company or a predecessor of our company.

The partnership agreement of our operating partnership provides that we, as general partner, and our officers and directors are to be indemnified to the fullest extent permitted by law. The partnership agreement provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

In addition, the partnership agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•                  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the indemnitee actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-11/A, filed on August 20, 2003)

10.1	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

10.2

Amendment No. 1 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

5.1*	Opinion of Hogan Lovells US LLP

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney (included in the signature page to this registration statement)

*  Filed herewith.

Pursuant to Item 8(b) of Form S-8, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and that it has made or will make all changes required by the IRS as necessary in order to qualify the Plan.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 13, 2015.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Montgomery J. Bennett and David A. Brooks, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all pre-effective and post-effective amendments thereto as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Monty J. Bennett	Chairman of the Board of Directors and	March 13, 2015
Monty J. Bennett	Chief Executive Officer (Principal Executive Officer)

/s/ Deric S. Eubanks	Chief Financial Officer	March 11, 2015
Deric S. Eubanks	(Principal Financial Officer)

/s/ Mark L. Nunneley	Chief Accounting Officer	March 11, 2015
Mark L. Nunneley	(Principal Accounting Officer)

/s/ Benjamin J. Ansell, M.D.	Director	March 11, 2015
Benjamin J. Ansell, M.D.

/s/ Thomas E. Callahan	Director	March 10, 2015
Thomas E. Callahan

/s/ Amish Gupta	Director	March 10, 2015
Amish Gupta

/s/ Kamal Jafarnia	Director	March 11, 2015
Kamal Jafarnia

/s/ Philip S. Payne	Director	March 11, 2015
Philip S. Payne

/s/ Alan L. Tallis	Director	March 10, 2015
Alan L. Tallis

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-11/A, filed on August 20, 2003)

10.1	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

10.2

Amendment No. 1 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

5.1*	Opinion of Hogan Lovells US LLP

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney (included in the signature page to this registration statement)

*  Filed herewith.